UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2017

Sevion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10210 Campus Point Drive, Suite 150 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-0749

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 23, 2017, Sevion Therapeutics, Inc., a Delaware corporation (the “Company”), Sevion Sub Ltd., an Israeli company (“Acquisition Sub”), which is a wholly-owned subsidiary of the Company, and Eloxx Pharmaceuticals Ltd., an Israeli company ( “Eloxx”, and together with the Company and Acquisition Sub, the “Parties”), entered into an amendment (the “Amendment”) to that certain previously disclosed Agreement, dated as of May 31, 2017, as amended on August 1, 2017 (the “Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Agreement, Acquisition Sub will merge with and into Eloxx, with Eloxx as the surviving corporation and a wholly-owned subsidiary of the Company (the “Transaction”). Unless otherwise defined, all terms shall have the meanings specified in the Agreement.

Pursuant to the Amendment, the Parties agreed to, among other things: (1) revise certain schedules included with the original Agreement to reflect updates to Eloxx’s and the Company’s pre-Transaction capitalization tables; (2) expand the definition of “Eloxx Excluded Securities” to include Eloxx’s unallocated Options; (3) clarify the treatment of Eloxx’s option plan post-Transaction; (4) provide that the Exchange Ratio shall not be reduced by (a) Parent Liabilities incurred between November 30, 2017 and the Merger Effective Time, (b) reasonable transaction expenses incurred between November 1, 2017 and the Merger Effective Time, and (c) patent related expenses incurred between November 1, 2017 and the Merger Effective Time, provided that all such Liabilities and patent related expenses are approximately $35,000; (5) provide that, following the closing of the Transaction, any resolution of the Company’s board of directors or a subgroup thereof, with respect to indemnification for any claims brought against the Company and/or its officers and directors that were in office prior to the Merger Effective Time, or existing prior to the Merger Effective Time or in connection with the Transaction, shall require the consent of the Surviving Company’s board of directors, including the affirmative vote of the member who served as a member of the Company’s board of directors prior to the Merger Effective Time; and (6) provide that the assets and equity interests underlying the Fabrus Transaction shall remain with the Company following the Merger Effective Time.

The foregoing description of the terms of the Amendment is qualified in its entirety by the provisions of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sevion Therapeutics, Inc.

Dated: November 29, 2017

	By:	/s/ David Rector
David Rector
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Amendment to Agreement, dated as of November 23, 2017, by and among Sevion Therapeutics, Inc., Sevion Sub, Ltd. and Eloxx Pharmaceuticals Ltd.

*	The schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.